UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 3, 2021

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928
Delaware		94-1381833
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIOb	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.05	Costs Associated with Exit or Disposal Activities.

On February 3, 2021, Bio-Rad Laboratories, Inc. (the “Company”) initiated a strategy-driven restructuring plan in furtherance of the Company’s ongoing program to improve operating performance. The restructuring plan primarily impacts our operations in Europe and includes the elimination of certain positions, the consolidation of certain functions, and the relocation of certain manufacturing operations from Europe to Asia. The restructuring plan is expected to eliminate a total of approximately 530 positions (approximately 200 positions in manufacturing and 330 positions across commercial, research and development, and general administration), and the subsequent creation of a total of approximately 325 new positions (approximately 100 new positions in manufacturing and 225 new positions across commercial, research and development, and general administration). The Company anticipates the restructuring plan will be implemented in phases that it expects to be substantially completed by the end of 2022.

The Company estimates that as a result of this restructuring plan it will incur between approximately $125,000,000 and $130,000,000 in total cost, which we anticipate will consist of: (i) approximately $86,000,000 cash expenditures in the form of one-time termination benefits to the affected employees, including cash severance payments, healthcare benefits, and related transition assistance; (ii) approximately $19,000,000 in capital expenses associated with the restructuring plan; and (iii) between approximately $20,000,000 and $25,000,000 in one time transition costs, including employee transition costs, supply chain costs and regulatory costs. The Company anticipates that it will record between approximately $80,000,000 to $90,000,000 of the charges related to this restructuring plan in the first quarter of 2021 with the balance recorded by the end of 2022.

Note Regarding Forward-Looking Statements

Certain statements set forth in Item 2.05 above constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s expectations relating to the restructuring plan, including the anticipated workforce reduction, timing of completion of the restructuring plan, and timing and amounts of the charge to be recorded and cash expenditures to be made in connection with the restructuring plan. The Company cautions you that forward-looking statements are inherently uncertain. Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include: the Company’s ability to complete the restructuring plan within the anticipated timeline; the impact of the workforce reduction on the Company’s business; unanticipated charges not currently contemplated that may occur as a result of the restructuring plan; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in Item 2.05 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date: February 4, 2021	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary